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                                                                    Exhibit 10.1


MASTER LEASE AGREEMENT                                          PNC LEASING, LLC
LEASE NO.________                                               PNCBANK

THIS MASTER LEASE AGREEMENT ("LEASE") is made this 27TH day of January, 2000, by and between PNC LEASING, LLC ("Lessor"), a wholly-owned subsidiary of PNC Bank, National Association (the "BANK"), with an address at Two PNC Plaza, 13th Floor, 620 Liberty Avenue, Pittsburgh, Pennsylvania 15222-2719, and MOUNTAINEER PARK, INC. ("LESSEE") with its principal place of business at State Route 2, P.O. Box 358, Chester, West Virginia 26034.

1. LEASE AGREEMENT. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, all the machinery, equipment and other personal property (individually an "ITEM OF EQUIPMENT" and collectively the "EQUIPMENT") described in the Schedules of Leased Equipment which may be executed by Lessor and Lessee and attached hereto or incorporated herein by reference ("SCHEDULES"). "Equipment" shall mean the Equipment described in a specific Schedule, unless the context clearly indicates otherwise. The disposition of any rights or obligations of either party under this Lease in conjunction with any Schedule shall not affect the rights and/or obligations with either party under any other Schedule, so long as both the Lessor and the Lessee are not in default under this Lease or any Schedule. In the event of any such default either the Lessee or the Lessor, as appropriate, may declare this Lease and any Schedule to be in default hereunder and such party may proceed with its remedies in accordance with paragraph 24 herein, with respect to any particular Schedule or all Schedules. An executed counterpart of this Lease (including any Schedules, supplements, amendments, addenda or riders thereto) or a photocopy thereof, together with an executed original of any numbered Schedule marked "Lessor", shall be the original "lease" for the Equipment described in such Schedule and together they shall constitute a separate and enforceable lease. All other executed counterparts shall be marked and considered a "Duplicate". Facsimiles will be considered "originals" upon receipt and countersignature by Lessor for all evidentiary purposes including any requirement of a "writing" under applicable Statute of Frauds provisions. To the extent this Lease constitutes chattel paper, as that term is defined in the Uniform Commercial Code as adopted and in effect in the State of West Virginia ("UCC"), no security interest in the Lease may be created through the transfer of possession of any counterpart other than Lessor's counterpart of the numbered Schedule.

2. TERM. The obligations under this Lease begin with Lessor's written acceptance and shall end upon full performance and observance of all terms, conditions and covenants of the Lease and any extensions. The rental term for Equipment begins on the date indicated on the related Schedule and shall end on the last day of the term stated in such Schedule. Lessee may not terminate the Lease or any Schedule prior to the last day of the term except as set forth herein or such Schedule or the Supplement thereto. Any interim rental term shall be set forth in any such Schedule.

3. RENT. The rent, including interim rental payments, for the Equipment shall be the amount stated in the applicable Schedule (the "RENT"). RENT IS AN ABSOLUTE OBLIGATION OF LESSEE DUE AS SPECIFIED IN EACH APPLICABLE SCHEDULE IRRESPECTIVE OF ANY CLAIMS, DEMANDS, SET-OFFS, ACTIONS, SUITS OR PROCEEDINGS THAT LESSEE MAY HAVE OR ASSERT AGAINST LESSOR OR ANY VENDOR OF EQUIPMENT. Rent shall be payable to Lessor at P.O. Box 640306, Pittsburgh, PA 15264-0306, or at such other place as Lessor or its assigns may designate in writing to Lessee.

4. RELATED DOCUMENTS. Reference is made to the following related documents executed by the Lessee, the Lessor and MTR Gaming Group, Inc., a Delaware corporation (the "Guarantor") in connection with the transaction contemplated herein: that certain Schedule of Leased Equipment dated as of the date hereof (the "Schedule"), that certain Supplement to Schedule of Leased Equipment dated as of the date hereof (the "Supplement"), that certain Bill of Sale dated as of the date hereof (the "Bill of Sale"), that certain Proposal Letter dated as of December 8, 1999 (the "Proposal") and that certain Guaranty Agreement dated as of the date hereof (the "Guaranty"), collectively, the "Leasing Documents".

5. DELINQUENT RENT PENALTY. If any Rent or other amount due is not paid when due, Lessee agrees to pay a delinquent rent penalty of five percent (5%) on the amount of such Rent or other amount due, but not exceeding the lawful maximum, if any. Delinquent interest at a rate per annum equal to the Bank's prime rate shall be payable on demand with respect to all such delinquent amounts. Interest shall accrue whether or not judgment has been entered.

6. ADVANCES. As set forth in the Leasing Documents, and subject to the terms and conditions of the Proposal, Lessor shall, at Lessee's request, make such advances, deposits and reimbursements as may be required for purchase of the Equipment. Before Lessor makes any advance, Lessee agrees to sign and deliver a Progress Payment Addendum and any other documents Lessor may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority and opinions of counsel in form and substance reasonably satisfactory to Lessor.

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7. DELIVERY AND INSTALLATION. Lessee will select the Equipment and the supplier, and in reliance thereon, Lessor will order the Equipment, or Lessor may, at its option, accept from Lessee an assignment of any existing purchase order. Lessor shall not be liable for loss or damage for any reason, such as failure of or delay in delivery, delivery to wrong location, delivery of improper equipment or property other than the Equipment, defects in or damage to the Equipment, governmental regulations (except as set forth in paragraph 27), strikes, embargoes or other causes, circumstances or events. If the cost of any Item of Equipment differs from the price set forth in the purchase order, the periodic rental shall be changed to fully reflect any such difference.

8. WARRANTY OF LESSEE'S QUIET POSSESSION. Lessor covenants, subject to the disclaimer of warranties set forth immediately below and the notice provisions set forth in paragraph 11, that so long as Lessee faithfully performs this Lease, Lessee may quietly possess and use the Equipment without interference by Lessor, or by any party claiming by or through Lessor.

9. DISCLAIMER OF WARRANTIES. LESSEE ACKNOWLEDGES AND AGREES THAT (i) THE EQUIPMENT AND EACH PART THEREOF IS OF A SIZE, DESIGN, CAPACITY, AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT THE EQUIPMENT AND EACH PART THEREOF IS SUITABLE FOR ITS RESPECTIVE PURPOSE, (iii) LESSOR IS NOT A MERCHANT, MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND,
(iv) THE EQUIPMENT AND EACH PART THEREOF IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION WHEN THE SAME FIRST BECAME SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY LESSOR, AND (v) LESSOR LEASES THE EQUIPMENT, AS IS, WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO (A) THE CONDITION, FITNESS, DESIGN, QUALITY, CAPACITY, WORKMANSHIP, OPERATION, AND MERCHANTABILITY OF THE EQUIPMENT, (B) LESSOR'S TITLE THERETO, (C) THE ABILITY OF ANY EQUIPMENT WHICH CONTAINS OR MAY BE AFFECTED BY COMPUTER APPLICATIONS OR MICROPROCESSOR CHIPS TO RECOGNIZE AND PROPERLY PERFORM DATE-SENSITIVE FUNCTIONS INVOLVING DATES PRIOR TO AND AFTER DECEMBER 31, 1999, I.E., "YEAR 2000 COMPLIANT", OR (D) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF LESSOR ARE HEREBY WAIVED BY LESSEE. THE DISCLAIMERS OF WARRANTY SET FORTH IN THIS PARAGRAPH 9 INURE ONLY TO THE BENEFIT OF THE LESSEE AND LESSOR, AND THEIR SUCCESSORS AND ASSIGNS. Lessor is not responsible or liable for any direct, indirect, incidental, or consequential damage to, or loss resulting from, the installation, operation, or use of the Equipment or any product manufactured thereby. Lessee's recourse for breach of any representation or warranty of the vendor or supplier is limited to such vendor or supplier. Lessee will be subrogated to Lessor's claims, if any, against the manufacturer or supplier of the Equipment for breach of any warranty or representation and, upon written request from Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any such warranty, express or implied, applicable to any of the Equipment, which is enforceable by Lessor in its own name, provided, however, that (a) Lessee is not in default and (b) Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses in connection therewith. NOTWITHSTANDING THE FOREGOING, LESSEE'S OBLIGATIONS TO PAY THE RENTALS OR OTHERWISE UNDER THIS LEASE SHALL BE AND ARE ABSOLUTE AND UNCONDITIONAL. All proceeds of any such warranty recovery from the manufacturer or supplier of the Equipment shall first be used to replace or repair the affected Equipment if reasonably possible or appropriate to apply such recovery.

10. NATURE OF EQUIPMENT. The Equipment shall remain personal property even if it is affixed to any real property. Lessee shall obtain and cause to be recorded, where appropriate, at its own expense, from each landlord, owner, mortgagee or any person or entity having an encumbrance or lien upon the real property where any of the Equipment is located, a waiver of any lien, encumbrance or interest which such third party might have or hereafter obtain or claim with respect to the Equipment. Lessee, at its expense, will protect and defend Lessor's title to the Equipment and will do everything required to keep the Equipment free and clear of all claims, levies, liens and encumbrances. Lessor assumes no liability and makes no representation as to the treatment by Lessee of this Lease, the Equipment, or the rental payments for financial accounting or tax purposes.

11. LESSOR'S RIGHT OF INSPECTION. Subject to compliance with West Virginia law applicable to gaming equipment, Lessor, or its authorized agents, shall have the right during normal business hours to enter upon the premises where the Equipment is located for the purpose of inspection. Provided no Event of Default has occurred and is continuing (unless Lessor has determined that neither Lessee nor Guarantor has made a good faith attempt to cure as set forth in paragraphs 23 and 30 hereof, and with reference to and respect for the warranty set forth in paragraph 8 hereof) Lessor shall provide Lessee reasonable prior notice of such inspection.

12. USE OF EQUIPMENT. Lessee represents that it is leasing the Equipment for a business or commercial purpose and not for personal, family or household use. Lessee must use the Equipment in a careful and proper manner in conformity with
(i) all statutes and regulations of each governmental authority having jurisdiction over Lessee and/or the Equipment and its use, and (ii) all policies of insurance relating to the Equipment and/or its use. In addition, Lessee shall not (i) use the Equipment in any manner that would impair the applicability of manufacturer's warranties or render the Equipment unfit for its originally intended use; (ii) permit anyone other than authorized and competent personnel to operate the Equipment; nor (iii) terminate the use of the Equipment prior to the last day of the term indicated in the applicable Schedule.

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13. MAINTENANCE, REPAIRS AND ALTERATIONS.

         a. At its expense Lessee shall maintain, operate, repair and make all modifications to the Equipment in accordance with good industry practice, manufacturer's warranty requirements and specifications and Lessee's established operation, maintenance and repair programs, without discrimination as to leased equipment, so as to keep the Equipment in good working order, and so as to comply with all applicable laws, regulations or governmental actions and so as not to incur liability (whether or not there is a lack of compliance) under any environmental law or otherwise account for any release of, or exposure to, any hazardous material.

         b. Without Lessor's prior written consent, Lessee shall make no alterations, modifications or attachments to the Equipment which impair the economic value, economic and useful life, or functional utility of the Equipment.

                  i. All alterations, modifications and attachments made to the Equipment must be removed without damaging the functional capabilities or economic value of the Equipment upon the termination of the Lease. If not so removed, they shall automatically become Lessor's property and become part of the Equipment.

                  ii. Under no circumstances shall any such alteration, modification or attachment be subject to third party financing or encumbered by Lessee or result in the creation of a mechanic's or materialman's lien, excepting as may arise by operation of law pending payment within ordinary business terms.

         c. Lessor shall not be required to maintain, repair or replace the Equipment or part thereto and Lessee hereby waives the right, however arising, to

                  i. require Lessor to maintain, repair or replace any of the Equipment or part thereto, or

                  ii. make repairs at Lessor's expense pursuant to any applicable law.

         d. Notwithstanding the foregoing or any other provision of this Lease or the Leasing Documents, Lessee, in the ordinary course of its business may replace and/or renovate any of the Equipment with equipment of equal or better economic value and functionability provided that Lessee

                  i. provides the Lessor with reasonable prior written notice of such replacement or renovation;

                  ii. conveys title to the replacement equipment or causes the same to be conveyed to the Lessor at the time of the replacement;

                  iii. cooperates with the Lessor in promptly perfecting Lessor's title to and ownership of the equipment, including but not limited to, the filing of UCC-1 Financing Statements and

                  iv. takes all steps necessary to assure that the replacement equipment becomes Equipment subject to the Lease.

         (e) Subject to the notice provisions of paragraph 11, and the warranty provisions of paragraph 8, Lessor may review Lessee's established operating procedures and maintenance records to assure compliance with this section.

14. RISK OF LOSS, DAMAGE AND THEFT.

         (a) Lessee will bear all risk of loss, damage, theft or destruction, partial or complete, to the Equipment from and after delivery of the Equipment to a carrier FOB point of origin, whether the terms of shipment require or authorize the Equipment to be shipped by carrier, to be delivered to Lessee's place or places of business, or provide that Lessee accept possession of or title to the Equipment at any other location. Lessee shall promptly notify Lessor of any theft of or loss or damage to the Equipment.

         (b) Neither total nor partial loss of use or possession of the Equipment shall abate the Rent.

         (c) The Equipment shall be deemed subjected to total loss (i) if it has disappeared regardless of the reason for disappearance or (ii) if it has sustained physical damage and the estimated cost of repair exceeds 75% of its fair market value on the date of damage. Lessee's duty to pay Rent for the Equipment subjected to total loss shall be discharged by paying to Lessor, on demand, all accrued but unpaid Rent for such Equipment as of the date of disappearance or damage, plus the greater of: (i) Lessor's book value of the Equipment, which shall be deemed to be the Equipment's cost as set forth in the applicable Schedule minus straight-line depreciation based on recognized physical life prorated to the date of disappearance or damage, or (ii) the fair market value of the Equipment as of the date of disappearance or damage. Notwithstanding anything in this Lease or the Leasing Documents to the contrary, Lessee shall incur and Lessor shall charge no prepayment penalty in connection with payments for total loss of the Equipment under this paragraph 14. The amount of applicable insurance proceeds, if any, actually received by Lessor shall be subtracted from the amount for which Lessee is liable under this paragraph 14.

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         (d) Lessee shall cause the Equipment subjected to partial loss to be restored to original capability. Lessor shall, upon receiving a written undertaking by the Lessee to restore the Equipment subject to partial loss, promptly pay to Lessee the proceeds of any insurance or compensation received by Lessor, by reason of such partial loss to facilitate such restoration.

         (e) Lessor shall not be obligated to undertake the collection of any claim against any person for either total or partial loss of the Equipment, provided that, after Lessee discharges its obligations to Lessor under either paragraph 14(c) or 14(d) above, Lessee may, for Lessee's own account, proceed to recover from third parties and shall be entitled to retain any amount recovered. Lessor shall promptly supply Lessee with any necessary assignment of claim.

15. INDEMNIFICATION.

         (a) NON-TAX LIABILITY. Lessee agrees to indemnify each of Lessor, its directors, officers and employees and each legal entity, if any, who controls Lessor (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in the Lease or any related document by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of Lessee), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Lessee, (b) the manufacture, installation, use, condition (including, but not limited to, latent and other defects and whether or not discoverable by Lessee or Lessor), operation, ownership, selection, delivery, leasing, removal or return of the Equipment, regardless of where, how and by whom operated, or (c) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to the Lease or any related document; PROVIDED, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct or violation of any applicable laws or ordinances. The indemnity agreement contained in this Section shall survive the termination of this Lease, payment of any amounts due and assignment of any rights hereunder. Lessee may participate at its expense in the defense of any such action or claim.

         (b) DIRECT TAX COSTS.

                  (i) Lessee agrees to indemnify, protect, and hold harmless each Indemnified Party, from and against any and all taxes, license fees, assessments and other governmental charges, fees, fines or penalties of whatsoever kind or character and by whomsoever payable, which are levied, assessed, imposed or incurred during the lease term, (A) on or relating to the Equipment, including any tax on the sale, ownership, use, leasing, shipment, transportation, delivery or operation thereof, (B) on the exercise of any option, election or performance of any obligation by Lessee hereunder, (C) of the kind generally referred to in items (A) and (B) above which may remain unpaid as of the date of delivery of the Equipment to Lessee irrespective of when the same may have been levied, assessed, imposed or incurred, and (D) by reason of all gross receipts and like taxes on or measured by Rents payable hereunder levied by any state or local taxing authority having jurisdiction where the Equipment is located. Lessee agrees to comply with all state and local laws requiring the filing of ad valorem tax returns relating to the Equipment. Any statements for taxes received by Lessor shall be promptly forwarded to Lessee.

                  (ii) The foregoing subparagraph (i) shall not be deemed to obligate Lessee to pay (A) any taxes, fees, assessments and charges which may have been included in Lessor's cost of the Equipment as set forth in Schedule(s) hereto, (B) any income or like taxes against Lessor on or measured by the net income from the Rents payable hereunder, or (C) any penalties or charges imposed against Lessor by the West Virginia Lottery Commission (the "Lottery Commission") as a result of Lessor's default under the Lease. Lessee shall not be obligated to pay any amount under subparagraph (b) so long as it shall, at its expense and in good faith and by appropriate proceedings, contest the validity or the amount thereof unless such contest would adversely affect the title of Lessor to the Equipment or would subject the Equipment to forfeiture or sale. Lessee agrees to indemnify each Indemnified Party against any loss, claim, demand and expense including legal expense resulting from such nonpayment or contest.

         (c) REFUND OF PAYMENTS. Lessor shall promptly refund or credit to Lessee any credit, refund or overpayment of taxes or other charges levied, assessed, imposed or incurred during the Lease term if such amounts were paid by or on behalf of Lessee and refunded to Lessor.

         (d) INDEMNITY PAYMENT. The amount payable pursuant to subparagraphs 15(a) and 15(b) shall be payable upon demand of Lessor accompanied by a statement describing in reasonable detail such loss, liability, injury, claim, expense or tax and setting forth the computation of the amount so payable. Lessor shall provide Lessee with commercially reasonable notice of such demand, if possible under the circumstances, prior to requiring payment by Lessee.

         (e) SURVIVAL. The indemnities and assumptions of liabilities and obligations of this paragraph 15 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease.

16. LESSEE'S ASSIGNMENT. Without Lessor's prior written consent, Lessee shall not assign, bail, sublease, hypothecate, transfer or dispose of the Equipment or any interest in this Lease nor impair Lessor's title to the Equipment. No assignment whether or not with Lessor's consent, shall release Lessee or the Guarantor from any of its respective obligations under the Lease or otherwise materially adversely affect any rights or remedies of Lessor under the Lease. Any attempted assignment without Lessor's written consent shall be void and of no effect. Lessee shall not assign this Lease, nor shall this Lease or any rights under this Lease or in the Equipment inure to the benefit of any trustee in bankruptcy, receiver, creditor, or other successor of Lessee whether by operation of law or otherwise.


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17. LESSOR'S ASSIGNMENT.

         (a) Without the consent of the Lottery Commission or the Nevada gaming authorities, only if such consent is required under applicable law, Lessor shall not assign, bail, sublease, hypothecate, transfer or dispose of the Equipment or any interest in this Lease.

         (b) Subject to any consents required by subparagraph (a) above, until such time as there is no further possibility of fundings under the discretionary leasing facility as described in the Proposal, whether because the Proposal has expired or terminated or because the amounts have been paid in full to Lessee or otherwise, Lessor shall not assign, bail, sublease, hypothecate, transfer or dispose of the Equipment or any interest in this Lease without the prior written consent of the Lessee which consent shall not be unreasonably withheld; PROVIDED HOWEVER, that a transfer of Lessor's interest as a result of the Lessor's merger or consolidation with or acquisition by another bank or other licensed lending institution or of a change in the organizational structure of the Lessor shall not require the consent of the Lessee; and provided further that on and after such time as there is no further possibility of fundings under the discretionary leasing facility pursuant to the Proposal, all rights of Lessor hereunder in the Rents and in the Equipment may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, without notice to Lessee. No such assignee shall be obligated to perform any duty, covenant, or condition required to be performed by Lessor under the terms of this Lease unless such assignee expressly assumes such obligations. Lessor shall remain liable to Lessee hereunder to perform all duties, covenants, and conditions under the Lease unless and until its proposed assignee is approved by the Lottery Commission and consented to by the Lessee, (but only if such consent is required under subparagraph (a) hereof) at which time such assignee can expressly assume Lessor's obligations, and if expressly assumed, the Lessee hereby releases Lessor from such obligations. Such assignee shall have all rights, powers and remedies given to Lessor by this Lease, and shall be named as lender loss payee or co-insured under all policies of insurance maintained pursuant to paragraph 18 hereof. If Lessor assigns this Lease or the monies due or to become due hereunder or any other interest herein, Lessee agrees not to assert against Lessor's assignee any defense, set-off, recoupment, claim or counterclaim which Lessee may have against Lessor, whether arising under this Lease or any other transaction between Lessor and Lessee. Subject to paragraph 16 hereof and this paragraph 17, and subject to paragraph 9 hereof, this Lease inures to the benefit of, and is binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

18. INSURANCE. Lessee will at its own expense insure the Equipment in compliance with the terms and conditions of the Schedule, in form, in an amount and subject to deductibles, satisfactory to Lessor with insurance carriers approved by Lessor. The proceeds of any insurance claim due to the theft or loss of or damage to the Equipment shall be applied as provided in paragraph 14 hereof. In addition to the compliance with the terms and conditions of the Schedule and the other terms and conditions of this paragraph 18, Lessee shall comply with the following conditions:

         (a) Lessee, prior to the inception of the term, shall deliver to Lessor all required policies of insurance or other proper binding evidence of insurance, which shall be sufficiently detailed to advise Lessor of all types of coverage and inclusions;

         (b) Lessee shall cause each insurer to agree by endorsement to the policies that each insurer will give at minimum thirty (30) days' written notice to Lessor before any policy will be altered or cancelled for any reason, including, without limitation, failure of Lessee to pay premiums;

         (c) All coverage must be in effect upon delivery, or when Lessee assumes the risk of loss, whichever is earlier, and will provide coverage without geographic limitation;

         (d) All policies must provide that Lessor is an additional insured for all aspects of general liability insurance, and is lender loss payee for all aspects of insurance relating to the theft or loss of or damage to the Equipment;

         (e) Lessee will furnish renewal policies or renewal evidence of insurance listing Lessor as an additional insured and lender loss payee, as required by this Lease, no later than thirty (30) days prior to the expiration of any insurance required hereby;

         (f) Lessee appoints Lessor its attorney-in-fact to apply any insurance proceeds received with respect to the Equipment.

19. ADDITIONAL DOCUMENTS.

         (a) If Lessor shall so request, Lessee shall execute and deliver to Lessor such documents, including UCC financing and continuation statements, as Lessor shall deem necessary or desirable for purposes of continuing this Lease or recording or filing to protect the interest of Lessor in the Equipment. Any such filing or recording shall not be deemed evidence of any intent to create a security interest. All filing fees and expenses shall be borne by Lessee.

         (b) If Lessee shall so request, Lessor shall execute and deliver to Lessee any and all documents, including financial statements and corporate structure disclosure, as required by the Lottery Commission or other governmental authority.

20. FURNISHING FINANCIAL INFORMATION. During the term of this Lease and any extensions or renewals hereof, Lessee will furnish to Lessor:

         (a) As soon as practicable following filing with the U.S. Securities and Exchange Commission (the "SEC") of the Guarantor's required quarterly reports (including any valid extension of the due date for such reports), the Lessee shall provide to Lessor a balance sheet, statement of cash flows and a statement of income of Lessee ("FINANCIAL STATEMENTS") as of the close of each of the first three quarterly period from the beginning of the fiscal year to the date of such statement, prepared in accordance with generally accepted accounting principles, consistently applied, and in such reasonable detail as Lessor may request, certified as true, complete and correct by an authorized officer of Lessee.

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         (b) As soon as practicable following filing with the SEC of the
Guarantor's required annual report, (including any valid extension of the due date for such report) the Lessee shall provide to the Lessor a copy of its annual audited Financial Statements certified without qualification by an independent certified public accountant of recognized standing.

         (c) In a timely manner such financial statements, reports and other information as Lessee shall send from time to time to its stockholders and/or file with the Securities and Exchange Commission and/or other materials which Lessor shall reasonably request to the extent that such information is not contained in the reports provided pursuant to subparagraphs (a) and (b) of this paragraph 20.

21. DISCLAIMER OF INTEREST IN PROCEEDS OF EQUIPMENT. Notwithstanding any provision to the contrary in this Lease or the Leasing Documents, the Lessor hereby disclaims any right or interest in the earnings, revenues, cash and/or other proceeds generated from the Equipment or other such interest derived from or by the Equipment.

22. PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR. If Lessee fails to promptly perform any of its obligations under this Lease, Lessor may perform the same for the account of Lessee without waiving Lessee's failure as a default. All sums paid or expense or liability incurred by Lessor in such performance (including reasonable legal fees) together with interest thereon at the highest contract rate enforceable against Lessee, but never at a higher rate than fifteen percent (15%) per annum simple interest, shall be payable by Lessee upon demand as additional rent.

23. EVENTS OF DEFAULT.

         (a) LESSEE'S EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an event of default ("EVENT OF DEFAULT") hereunder and entitle Lessor, at its option, to avail itself of the remedies more fully set forth in paragraph 24 hereof:

                  (i) Non-payment by Lessee of any Rent or other amount provided for in this Lease which continues for a period of ten (10) days following the date when due;

                  (ii) Lessee shall (i) fail to perform any covenant or requirement relating to insurance or environmental matters, (ii) fail to keep the Equipment free and clear of any claims, levies, liens and encumbrances;
(iii) fail to prevent the Equipment from being subjected to a foreclosure or forfeiture proceeding, execution or attachment; or (iv) terminate the Lease or any Schedule prior to the last day of the term.

                  (iii) Death or judicial declaration of incompetency of Lessee, if an individual, or death or judicial declaration of incompetency of an individual partner or member, if Lessee is a partnership or limited liability company;

                  (iv) The filing by or against Lessee of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, or similar proceeding (and in the case of any such proceeding instituted against Lessee, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that Lessor shall not be obligated to advance additional funds during such period);

                  (v) Lessee shall make an assignment for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Lessee held by or deposited with Lessor;

                  (vi) A final judgment for the payment of money in excess of $500,000 is rendered against Lessee, or any attachment proceedings are instituted with respect to any significant portion of Lessee's assets or property, which is not covered by applicable insurance and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

                  (vii) Lessee, or any affiliate of Lessee, shall default in the payment of principal and/or interest when due (whether by acceleration or otherwise) or shall default in the performance of any obligation or indebtedness owed to the Bank or to any subsidiary or affiliate of the Bank (whether directly as a lender to Lessee or as one lender in a bank syndicate agreeing to lend to Lessee or Lessee's affiliate, or as holder of a participation in a loan by another lender to Lessee or Lessee's affiliate), which obligation shall remain in default for lack of performance or which indebtedness shall remain unpaid and unsatisfied following the conclusion of any applicable grace period in respect to such obligation or indebtedness;

                  (viii) Lessee, or any affiliate of Lessee, shall default in the payment of principal and/or interest when due (whether by acceleration or otherwise) or shall default in the performance of any obligation or indebtedness owed to Wells Fargo Bank, N.A., its assignees and assigns, or to any subsidiary or affiliate of Wells Fargo Bank N.A. arising under or pursuant to the Lessee's credit facility with Wells Fargo Bank, N.A. which obligation shall be in excess of $500,000;

                  (ix) Lessee shall make or permit any material change in the nature of its business as carried on as of the date hereof in the composition of the majority of its officers or the majority of its Board of Directors, or in its equity ownership;

                  (x) Any event described in subparagraphs (c) through (h) hereof shall occur with respect to the Guarantor or any other party liable for payment or performance of this Lease;

                  (xi) Any certificate, statement, representation, warranty or financial statement furnished pursuant to or in connection with this Lease by or on behalf of Lessee or the Guarantor or other party liable for payment or performance of this Lease is false in any material respect at the time as of which the facts therein set forth were stated or certified, or omits any substantial contingent or unliquidated liability or claim against Lessee or any such guarantor or other party, or, upon the date of execution of this document or any Schedule, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation or warranty, which shall not have been disclosed in writing to Lessor at or prior to the time of execution of this document or such Schedule;

                  (xii) An event of default shall have occurred under any other lease agreement wherein Lessor is, at the time of such default, the "lessor" and Lessee is the "lessee"; and

                  (xiii) Lessee shall fail to perform any non-monetary covenant, obligation, term or condition of this Lease not described in this Paragraph 23 which failure continues for a period of thirty (30) days following the earlier of the date when Lessee becomes aware of such failure or the date of written notice thereof to Lessee by Lessor.

         (b) LESSOR'S EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an event of default ("EVENT OF DEFAULT") hereunder and entitle Lessee, at its option, to avail itself of the remedies more fully set forth in paragraph 24 hereof:

                  (i) Lessor's failure to fund pursuant to the provisions of the Proposal;

                  (ii) Lessor's failure to comply with the requirements of the Lottery Commission and Nevada gaming authorities under applicable law, including the providing of financial information and other disclosures as set forth in paragraph 19(b) hereof; and

                  (iii) Lessor's being found by any state gaming or lottery authority acting under applicable law to be unsuitable as a lender.

24. REMEDIES. Upon the occurrence of any Event of Default hereunder, the rights and duties of the parties shall be as set forth in this paragraph.

         (a) LESSOR'S REMEDIES. Lessor may elect, in its sole discretion, to do one or more of the following upon the occurrence of an Event of Default, and at any time thereafter:

                  (i) Upon written notice to Lessee terminate this Lease as to any or all of the Schedules then in effect;

                  (ii) Subject to compliance with West Virginia law applicable to gaming equipment, demand that Lessee return the Equipment to Lessor whereupon Lessee shall promptly deliver the Equipment to Lessor to the place or places designated by Lessor. If Lessee does not so deliver the Equipment, Lessee shall make the Equipment available for retaking and authorizes Lessor, its employees and agents to enter Lessee's premises and any other premises (insofar as Lessee can permit) for the purpose of retaking. In the event of retaking, except to the extent that such injuries are caused by the gross negligence or willful misconduct of the Lessor. Lessee expressly waives all rights to possession and all claims for injuries to persons or property suffered through or loss caused by retaking. Any repossession accomplished under this paragraph 24(a) shall not release Lessee from liability for damages of Lessor sustained by reason of Lessee's default hereunder.

                  (iii) Lessor may revoke Lessee's privilege of paying Rent in installments causing acceleration of all remaining Rents through the remaining term of the Lease, and, upon Lessor's demand, as liquidated damages, and not as a penalty, Lessee shall promptly pay to Lessor the aggregate of

                           (1) all Rent accrued and unpaid prior to the date of
such Event of Default,

                           (2) all future Rent due through the end of the basic
term or through the end of the current renewal term, as the case may be,

                           (3) all costs and expenses incurred by Lessor in the
repossession, recovery, storage, repair, inspection, appraisal, refurbishing, sale, release or other disposition of the Equipment,

                           (4) reasonable attorney's fees and costs, including
any fees or costs incurred by Lessor in defending any action relating to this Lease or participating in any bankruptcy or insolvency proceeding to which Lessee is a party, or otherwise incurred due to Lessee's default,

                           (5) the estimated residual value of the Equipment as
of the end of the current term of the Lease, and

                           (6) any claim for indemnity, if any, in favor of
Lessor hereunder. The calculation of damages hereunder as a result of a default by Lessee with regard to sums payable in the future under the Lease must be discounted to present value; the discount rate to be applied shall equal the discount rate of the Federal Reserve Bank of Cleveland then in effect on the earlier of the date of entry of judgment on such claim or the date of payment of such sum by Lessee.

                  (iv) In its sole discretion and subject to West Virginia law applicable to gaming equipment, Lessor may sell or release the Equipment or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lessor may determine, free and clear of any rights of Lessee and, if notice thereof is required by law, any notice in writing of such sale or lease by Lessor to Lessee given not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Lessee. All proceeds of the sale or releasing, or both, less

                           (1) all expenses incurred in retaking the Equipment,
making necessary repairs to the Equipment and enforcing this Lease,

                           (2) all damages that Lessor shall have sustained by
reason of Lessee's default, and

                           (3) reasonable attorney's fees and expenses shall be
credited against Lessee's liability hereunder as and when received by Lessor. Sums in excess of Lessee's liability shall belong to Lessor. Lessee shall be liable for any deficiency.

                  (v) The provisions of this paragraph 24 shall not prejudice Lessor's right to recover or prove damages for unpaid Rent accrued prior to default, or bar an action for a deficiency as herein provided, and the bringing of an action with an entry of judgment against Lessee shall not bar Lessor's right to repossess any or all of the Equipment.

                  (vi) Lessor's remedies shall be available to Lessor's successors and assigns, shall be in addition to all other remedies provided to it under the UCC (specifically, the remedies set forth in West Virginia Statutes 46-2A-523(a), (b) and (c) or by any other applicable law, and may be exercised concurrently or consecutively.

         (b) LESSEE'S REMEDIES. Lessee may elect, in its sole discretion, to terminate the Lease as to all but not less than all of the Equipment and pay all sums due and owing pursuant to the Lease and applicable law, provided that, in no event shall Lessee be obligated to pay a prepayment fee or similar charge. Thereupon, Lessor shall promptly transfer title to the Equipment to the Lessee. Lessee's remedies shall be available to Lessee's successors and permitted assigns, including the Guarantor, and shall be in addition to all other remedies provided to it under the UCC or applicable law and may be exercised consecutively or concurrently. The calculation of sums payable in the future under this subparagraph must be discounted to present value, the discount rate to be applied shall equal the discount rate of the Federal Reserve Bank of Cleveland then in effect on the earlier of the date of entry of judgment on such claim or the date of payment of such sum by Lessor.

         (C) EACH OF LESSEE AND LESSOR WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY LESSOR OR LESSEE IN CONNECTION WITH THIS LEASE OR ANY TRANSACTION RELATED HERETO. LESSEE AND LESSOR ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. Each of Lessor and Lessee acknowledges that it has read and understood all the provisions of this Lease, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

25. LESSEE REPRESENTATIONS AND WARRANTIES. In order to induce Lessor to enter into this Lease and to lease the Equipment to Lessee, Lessee represents and warrants, as of the date hereof, and as of the date of execution of each Schedule hereunder, that:

         (a) Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to conduct its business as such business is presently being conducted, to own or hold property under lease and to enter into and perform its obligations under this Lease. Lessee is duly qualified to do business and is in good standing as a foreign entity in all states where its failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.

         (b) Subject to the approval of the Lottery Commission pursuant to West Virginia Code 29-22A-7(a)(5), Lessee has full power and authority to enter into the transactions provided for in this Lease and has been duly authorized to do so by all necessary and appropriate action and, when executed and delivered by Lessee, this Lease will constitute the legal, valid and binding obligations of Lessee, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (c) The execution, delivery, and performance by Lessee of this Lease and all related instruments and the consummation by Lessee of the transactions contemplated hereby: (i) do not require any stockholder approval or the consent of any trustee or holder of any indebtedness or obligation of Lessee or any consent, authorization, or approval of, any filing of or registration with, or other action in respect to any federal, state, governmental authority or agency (or, if so required, such approval or consent has been obtained), (ii) do not and will not result in any material violation of any term of any agreement, instrument, judgment, decree, franchise, permit, order, law, statute, rule, or governmental regulation presently applicable to it, (iv) are not in conflict with and do not constitute a default under any of the terms or provisions of, or subject the leased Equipment or any part thereof to any lien of, any indenture, mortgage, lease, contract, or other agreement or instrument (other than this Lease) to which Lessee is a party or by which it or its property is bound or affected, and (v) do not and will not contravene Lessee's articles of incorporation and by-laws.

         (d) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator, or administrative agency, which would materially adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligation hereunder. Further, Lessee is not in default under any material obligations for the payment of borrowed money, for the deferred purchase price of property or for the payment of any Rent which would have the same such effect.

         (e) Under the laws of West Virginia, the Equipment consists solely of personal property.

         (f) Lessee's financial statements (copies of which have been furnished or will be furnished to Lessor pursuant to paragraph 20) have been prepared in accordance with generally accepted accounting principles consistently applied, and accurately and completely present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

         (g) The address stated on page one of this Lease is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed, or fictitious name.

         (h) Lessee has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by Lessee may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of Lessee, or the ability of Lessee to duly and punctually pay or perform its obligations hereunder and under the related documents.

26. LESSOR'S REPRESENTATIONS AND WARRANTIES. Lessor represents and warrants to Lessee, as of the date hereof and as of the date of execution of each such Schedule hereunder, that:

         (a) The making of this Lease and any Leasing Document executed by Lessor is duly authorized on the part of Lessor and that, upon due execution thereof by Lessor and Lessee, they shall constitute valid obligations binding upon and enforceable against Lessor in accordance with their terms; and

         (b) Neither the making of this Lease or any Leasing Document, nor the due performance by Lessor, shall result in any breach of or constitute a default under or violation of Lessor's articles of incorporation, by-laws, or any agreement to which Lessor is a party or by which Lessor is bound.

27. COMPLIANCE WITH GOVERNMENTAL AUTHORITIES. Notwithstanding any provision of this Lease or the Leasing Documents to the contrary, each of Lessee and Lessor acknowledges that the terms of this Lease and the Leasing Documents, including all rights and obligations thereunder, become effective upon approval of the Lottery Commission in accordance with the requirements of West Virginia Statutes 29-22A-7(a)(5) or execution of the Leasing Documents by the parties hereto, whichever is later. If such approval is not obtained by January 31, 2000, or upon the disapproval of the Lottery Commission prior to such date, this Lease and the Leasing Documents and all rights and obligations thereunder shall be null and void without penalty to either the Lessor or the Lessee. All services furnished hereunder shall comply with the requirements of all governmental authorities under applicable law. Each of Lessee and Lessor agrees to comply with all requirements of governmental authorities having jurisdiction over the Lease, the Leasing Documents, the Lessor or the Lessee.

28. FINANCE LEASE.

         (a) ACKNOWLEDGMENT. The Lease is intended as a "Finance Lease" as that term is defined in Section 2A103 of the UCC. Lessee acknowledges that Lessor has not selected, manufactured or supplied the Equipment; that Lessor has acquired the Equipment at the direction of Lessee and solely for the purpose of leasing the Equipment to Lessee; and that (i) Lessee has selected the supplier or vendor of the Equipment, (ii) as provided in paragraph 9, Lessee is entitled to directly enforce against the supplier or vendor of the Equipment, any and all warranties and promises made to Lessor by the supplier or vendor, and (iii) Lessee may communicate directly with the vendor or supplier to obtain a complete and accurate statement of all such warranties or promises, including any disclaimers or limitations thereof.

         (b) WAIVER OF CERTAIN OF LESSEE'S REMEDIES. In recognition that this is a Finance Lease and that Lessor has not sold, selected or delivered the Equipment to Lessee and has made no warranties or representations in respect thereto, to the extent permitted by applicable law, Lessee, for itself and for its successors and assigns, hereby waives any and all rights or remedies afforded a lessee by Sections 2A508 through 2A522 inclusive, of the UCC, including, without limitation, Lessee's right to (i) cancel, terminate or repudiate this Lease or any Schedules hereto; (ii) reject or revoke acceptance of the Equipment; (iii) recover damages from Lessor for any breach of warranty or representation in respect to the Equipment; (iv) assert any security interest in the Equipment in Lessee's possession or control; (v) deduct, recoup or offset of any claimed damages due to Lessor's default; (vi) accept partial delivery of the Equipment or to "cover" by purchasing or leasing replacement equipment;
(vii) recover any general, incidental or consequential damages (including without limitation, expenses and commissions in connection with the inspection, receipt, caring for, storing, repair or disposal of any Equipment; or (viii) assert a claim by way of replevin, detinue, sequestration, claim, delivery, or the like, for any Equipment.

29.  GOVERNING LAW AND CONSENT OF JURISDICTION.

         (a) This Lease has been delivered and accepted and will be deemed to be made in the State of West Virginia.

         (b) EACH OF THE LESSOR AND THE LESSEE HEREBY AGREES THAT THIS LEASE AND ALL AGREEMENTS, INSTRUMENTS AND DOCUMENTS HERETOFORE, NOW OR HEREAFTER EXECUTED AND DELIVERED TO EITHER THE LESSOR OR THE LESSEE, AS THE CASE MAY BE, RELATING TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, EXCLUDING ITS CONFLICT OF LAWS RULES.

         (c) Lessee hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Allegheny County, Pennsylvania; provided that nothing contained in this Lease will prevent Lessor from bringing any action, enforcing any award or judgment or exercising any rights against Lessee individually, against any security or against any of Lessee's property within any other county, state or other foreign or domestic jurisdiction.

         (d) Each of the Lessor and the Lessee agrees that, in addition to any other manner of service prescribed by law or rule of court, a summons and complaint commencing an action or proceeding in either such Court shall be properly served upon the Lessor or the Lessee, as the case may be, and shall confer personal jurisdiction if served personally or by United States registered mail, return receipt requested, to the Lessor or the Lessee, as the case may be, at the address indicated on the first page of the Lease. Lessor and Lessee agree that the venue provided above is the most convenient forum for both parties. Lessee waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Lease.

30. NOTICES.

         (a) Except as otherwise provided in paragraph 29 above, all notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party's address set forth above or to such other address as any party may give to the other in writing for such purpose with a copy to their respective counsel as follows:

         LESSEE'S COUNSEL: Ruben & Aronson, LLP
                           3299 K Street

                           Washington, D.C.  20007
                           ATTENTION:  Robert L. Ruben
                           Facsimile: (202) 965-3700

         LESSOR'S COUNSEL: Tucker Arensberg, P.C.
                           1500 One PPG Place
                           Pittsburgh, PA  15222
                           ATTENTION:  Terry J. Himes
                           Facsimile: (412) 594-5573

         (b) Notwithstanding any provision in this Lease to the contrary, and as set forth in the Guaranty, Guarantor shall be given ten (10) days after receipt of written notice from Lessor of a default by Lessee to cure such default.

         (c) Notwithstanding any provision in this Lease to the contrary, at the same time as the Guarantor is given notice pursuant to subparagraph (b) hereof, Lessor shall give written notice of a default by Lessee to the Lottery Commission at 312 MacCorkle Avenue, S.E., Charleston, West Virginia, 25314. Lessor shall also provide prompt notice to the Lottery Commission of Guarantor's cure of or failure to cure such default, as the case may be.

31. MISCELLANEOUS.

         (a) Whenever the context of this Lease requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural. Whenever the word Lessor is used herein, it shall include all assignees of Lessor. If this Lease is executed by more than one party as Lessee, the obligations of such persons or entities will be joint and several.

         (b) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Lease. Section headings in this Lease are included for convenience of reference only and shall not constitute a part of this Lease for any other purpose. Unless otherwise specified in this Lease, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

         (c) Time is of the essence in the performance of this Lease and each and all of its provisions.

         (d) If any provision of this Lease is held invalid or unenforceable, the remaining provisions will not be affected thereby, and to this end, the provisions of this Lease are declared severable.

         (e) As used herein "Lessee," if there be more than one, shall mean all Lessees, or each of them, and in such case they are jointly and severally bound.

         (f) If there is any conflict between the terms of any Schedule and any other Leasing Document, the terms of the Schedule shall control.

         (g) Except as set forth in subparagraph (f) hereof, if there is any conflict between the terms of any Supplement and any other Leasing Document, the terms of the Supplement shall control, except as to additional fundings by Lessor to Lessee, in which case the terms of the Proposal will control.

         (h) The Leasing Documents executed by Lessor and/or Lessee constitute the entire agreement between Lessor and Lessee with respect to the Equipment and the subject matter of this Lease and supersede all other prior agreements and understandings whether oral or written between the parties with respect to the subject matter hereof. This Lease may not be changed, waived, amended or terminated except by a written agreement signed by both Lessor and Lessee, except that Lessor may insert on the appropriate Schedule the serial numbers of the Equipment after delivery thereof. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future and/or subsequent Event of Default whether similar in kind or otherwise but shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Lessee in any case will entitle Lessee to any other or further notice or demand in the same, similar or other circumstance.

32. SECURITY INTEREST. If the Lease is deemed at any time to be a lease intended as security, Lessee hereby grants to Lessor a security interest in the Equipment to secure all sums due hereunder, as well as any other obligations or sums due by Lessee to Lessor, whether now existing or hereafter contracted for or hereafter arising.

33. COUNTERPARTS. This Lease may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Lease by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party executing this Lease by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         WITNESS the due execution hereof with the intent to be legally bound.

WITNESS/ATTEST:                           MOUNTAINEER PARK, INC., LESSEE

By: /s/ Lisa D. Swann/Robert L. Ruben     By:  /s/ Edson R. Arneault      (SEAL)
   ----------------------------------        -----------------------------------
Name: Lisa D. Swann/Robert L. Ruben       Name:  Edson R. Arneault
     --------------------------------          ---------------------------------
Title:     /Assistant Secretary           Title:     President
      -------------------------------           --------------------------------

                                          Federal Tax I.D. # 84-1103135

                                          Accepted at Pittsburgh,
                                          Pennsylvania by:

                                          PNC LEASING, LLC, LESSOR

                                          By: /s/ Michael J. Woodring      SEAL)
                                             -----------------------------------
                                          Name:  Michael J. Woodring
                                               ---------------------------------
                                          Title: VP
                                                 -------------------------------